Exhibit 10.1

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.

HEALTH OPTIONS, INC.

HEALTH CARE BENEFITS CONTRACT

Amendment No. 1

Effective February 15, 2006

The Agreement dated October 1, 2005, between the Blue Cross and Blue Shield of Florida Inc. (hereinafter referred to as "BCBSF") and its subsidiary HEALTH OPTIONS, INC., (hereinafter referred to as "HOI") located at 4800 Deerwood Campus Parkway, Jacksonville Florida 32246, hereinafter jointly referred to as “BCBSF/HOI”, and Gevity HR, Inc. (Employer/Plan Sponsor) and the Gevity HR, Inc. Group Health Plan (hereinafter jointly referred to as “the Group”) now located at 9000 Town Center Parkway, Bradenton, Florida 34202 is hereby amended effective February 15, 2006, as set forth below in this Amendment No. 1 to the Agreement:

VIII. D – This section is replaced in its entirety with the following:

BCBSF/HOI and the Group agree that the Group will offer BCBSF/HOI health products to its employees of client groups located in Florida. No more than one other health plan will be offered during the contract period, unless mutually agreed to by both parties. The client group will decide which one of the two plans will be provided to their worksite employees. Client groups cannot split enrollment between the two health plans.

IN WITNESS WHEREOF each of the parties to this Amendment No. 1, through their duly authorized representative, hereby acknowledges that they have read and understand this Amendment No. 1 to the Agreement and agree to be bound by its terms.

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC./HEALTH OPTIONS, INC.

Signature:	/s/ Alan Guzziano
Print Name:	Alan Guzziano
Title:	VP

GEVITY HR, INC

Signature:	/s/ James M. Slaba
Print Name:	James M. Slaba
Title:	VP, Benefits

GEVITY HR, INC.GROUP HEALTH PLAN

Signature:	/s/ Ronald Krupa
Print Name:	Ronald Krupa
Title:	Director, Benefits Management